Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MERCALOT INC.

(Exact name of registrant as specified in its charter)

Wyoming	7380	36-5105082
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

MERCALOT INC.

C/ de l’Illa Formentera, 54, Quatre Carreres,

46026 Valencia, Spain

Telephone: +13072630861

Email: mercalot.inc@safedealconnect.com

(Name, address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Wyoming Registered Agent

1621 Central Ave

Cheyenne, WY 82001

Telephone: +1 (307) 637-5151

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “Large accelerated filer,” “Accelerated filer,” “Smaller reporting company” and “Emerging growth company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated Filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Stock	12,000,000	$0.01	$120,000	$17.71

(1)	There is no current market for the securities and the price at which the shares are being offered has been arbitrarily determined by us and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, Dated August 27, 2024

PRELIMINARY PROSPECTUS

MERCALOT INC.

UP TO 12,000,000 SHARES OF COMMON STOCK AT $0.01 PER SHARE

NO MINIMUM

This is the initial offering of Common stock of Mercalot Inc., a Wyoming corporation, and no public market exists for the securities being offered. Mercalot Inc. is offering for sale a total of up to 12,000,000 shares of common stock at a fixed price of $0.01 per share for aggregate net proceeds of up to $120,000, assuming that the entire offering is completed. The securities being offered by Mercalot Inc. are intended to be listed and traded on the following national securities exchanges and markets: OTC (Over-the-Counter) Market, Nasdaq Stock Market, QB (OTCQB). The successful listing and trading of securities on these exchanges are subject to regulatory approvals and market conditions. There is a possibility that the Company may not be successful in having its securities listed and traded on these exchanges. Investors should be aware of this inherent uncertainty, and the offering is not conditioned on receipt of listing approval.

There is no minimum number of shares required to be purchased. This offering is on a best effort, meaning, no minimum number of shares must be sold. See “Use of Proceeds” and “Plan of Distribution”.

The offering is being conducted on a self-underwritten, best efforts basis, which means our directors, Blas Mayor Reyes and Isabel Marin Vargas, will attempt to sell the shares without the participation of an underwriter. This prospectus will permit our directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. We will pay all expenses incurred in this offering.

In offering the securities on our behalf, Mr. Mayor Reyes and Isabel Marin Vargas will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.01 per share for a period of three hundred and sixty-five (365) days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days.

Mercalot Inc. is a development stage, Start-up Company. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

Mercalot Inc. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS”.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES DIVISION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT IS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AND HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

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MERCALOT INC.

C/ de l’Illa Formentera, 54, Quatre Carreres

46026 Valencia, Spain

+13072630861

PROSPECTUS SUMMARY

This summary provides an overview of certain information contained elsewhere in this Prospectus and does not contain all of the information that you should consider or that may be important to you. Before making an investment decision, you should read the entire Prospectus carefully, including the “Risk Factors” section and the financial statements and the notes to the financial statements. In this Prospectus, the terms the “Company,” “we,” “us” and “our” refer to Mercalot Inc., unless otherwise specified herein.

GENERAL INFORMATION ABOUT OUR COMPANY

Mercalot Inc. was incorporated on April 24, 2024 under the laws of the state of Wyoming. We are a development stage company that is providing an informational online commerce and classifieds platform, which are also known as online marketplace. We have purchased a mobile application known as “SafeDeal Connect”, which is already working and ready to use. Also, we have the website, which is a representation of our application and introduces its functions to users. The Mobile Application and Website Purchase Agreement is filed as Exhibit 10.2 to this Registration Statement. Our executive and business office is located at C/ de l’Illa Formentera, 54, Quatre Carreres, 46026 Valencia, Spain, and our telephone number is +13072630861.

Our business is an online platform that combines the ability to place offers and orders for services, creating a convenient environment for interaction between buyers and service providers. The application aims to ensure the reliability and security of the entire process from search to dealings. “SafeDeal” aims to become a reliable partner for those who value safety and efficiency in ordering and providing services. Our mission is to develop a convenient and secure platform. Starting in the Spanish market, we have significant plans for expansion into the broader European market.

“SafeDeal” app is a convenient online marketplace platform that will help young businesses grow and expand the capabilities of established companies. The platform provides an opportunity for both sellers and buyers to place ads for goods and services they want to sell or buy. By combining accessibility, efficiency, and trust, the application transforms the way people in Spain engage in buying and selling, shaping a more connected and empowered society. We provide our customers with a user-friendly application that caters to both seasoned sellers and newcomers alike. The interface is designed with simplicity in mind, ensuring a smooth and intuitive experience for users of all backgrounds. Whether you’re looking to sell pre-loved items, discover unique treasures, or engage in professional commerce, “SafeDeal” has you covered. Here are services that we can offer in our application:

•	User-Friendly Interface (navigate effortlessly through the app’s clean and intuitive design, making buying and selling a breeze)
•	Protection of Personal Data (utilization of state-of-the-art encryption technologies to ensure the confidentiality of personal data; two-factor authentication for an additional layer of security)
•	Identity Verification (identity verification through email or nickname; blocking suspicious accounts)
•	Personalized Profiles (users can create their unique profile to showcase their listings, reviews, and ordering history; also, they have the ability to connect with other users and build a trusted network within the community)
•	Placing offers (users can create offers for the provision of various services; detailed descriptions, photos and prices allow you to present your services in the best possible way)
•	Ordering services (users can place orders for the services they need, specifying details and deadlines; users can also look for the services in the catalog of all the offers in the application; reviews and ratings help to choose the best performers)
•	Dynamic Categories (exploring a diverse range of categories, from electronics and fashion to real estate and services)
•	Chat and notifications (built-in chat for convenient communication between the client and the contractor; notifications about the status and changes in orders)
•	Customer Support (providing 24/7 customer support to address user queries and resolve potential issues)

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The links to our application and the website:

PlayMarket – https://play.google.com/store/apps/details?id=sdc.connect

AppStore – https://apps.apple.com/us/app/safe-deal-connect/id6477819843

Website – safedealconnect.com/

Online commerce and classifieds platforms have revolutionized the way individuals and businesses buy and sell goods and services. These platforms serve as digital marketplaces where users can connect, negotiate, and make deals. The Company’s revenues are expected to be derived mostly from the advertising and partnerships, but there are also several revenue opportunities that we intend to use in the future, such as premium account subscriptions, paid packages for the contractors, affiliate programs, analytics and data, additional paid services, such as transaction security consultations, insurance, and other services that improve the user experience. For a more detailed description of all earning opportunities, see the “Revenue” section below.

We plan constantly expand the functionality in our services to make our application more attractive for our consumers. We have purchased the mobile application with LABRIS LIMITED for iOS and Android platforms and the website for total consideration of US $47,000.

The payment is made in several stages:

•	the first payment of $13,500 (thirteen thousand five hundred dollars) must be made within 7-10 days after the execution of this Agreement;
•	the second payment of $10,000 (ten thousand dollars) must be made within 5-7 days after the demonstration of the application prototype;
•	the third payment of $10,000 (ten thousand dollars) must be made within 5-7 days after the official release of the application and the website;
•	the last payment of $13,500 (thirteen thousand five hundred dollars) must be made within 10-14 days after eliminating all technical issues of the application and the website.

The first payment of $13,500 was paid on May 22, 2024; the second payment of $10,000 was paid on June 4, 2024; the third payment of $10,000 was made on June 11, 2024 and the last payment of $13,500 was paid on June 26, 2024. Totally there were $47,000 paid as of June 30, 2024. As of June 30, 2024, there is no debt for the purchase of the mobile application and website.

At the present there is no assurance that we will be successful in providing our services.

We have developed a full business plan. We are offering our services to the clients in Spain and then we are going to spread our services in other European countries.

From inception on April 24, 2024 until the date of this filing, we have had limited operating activities. Our financial statements from inception on April 24, 2024 through June 30, 2024 reports $47,000 in Intangible Assets (Purchase of the Website and Mobile Application) and a net loss of $2,031 consisting of $1,500 Legal Fees; $499 Professional Fees; and $32 Bank Service Charges. Our independent auditor has issued an audit opinion with respect to our financial statements for the period ended June 30, 2024, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Currently, we have no employees, only our officers and Directors – Blas Mayor Reyes and Isabel Marin Vargas.

We have issued 3,000,000 shares of our common stock at a price of $0.0001 per share to our sole officer and Director, in exchange for the provision of his services to the Company.

We maintain our statutory registered agent’s office at 1621 Central Ave, Cheyenne, WY 82001.

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Our business office is located at C/ de l’Illa Formentera, 54, Quatre Carreres, 46026 Valencia, Spain. Our telephone number is +13072630861 and our email address is mercalot.inc@safedealconnect.com

Our President, Blas Mayor Reyes, and our Director, Isabel Marin Vargas, will offer the shares of our common stock to their friends, family members and business associates.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our directors will be solely responsible for selling shares under this offering and no commission will be paid to them on any sales.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we will seek to have a market maker file an application with FINRA for our common stock to be eligible for trading on the OTC (Over-the-Counter) Market, Nasdaq Stock Market, QB (OTCQB) quotation system. We do not have an arrangement in place for a market maker to file such and application and there is no guarantee that we will be able to find one to do so.

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THE OFFERING

Following is a brief summary of this offering. Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

The Issuer:	Mercalot Inc.

Securities Being Offered:	12,000,000 shares of common stock

Price Per Share:	$0.01

Gross Proceeds:	$120,000

Duration of the offering:	The offering shall terminate on the earlier of
	i.	the date when the sale of all 12,000,000 common shares is completed
	ii.	one year from the date of this prospectus; or
	iii.	prior to one year at the determination of our directors Mr. Mayor Reyes and Isabel Marin Vargas

Securities Issued and Outstanding:	There are 3,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our President and Secretary, Blas Mayor Reyes.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Summary Financial Information

The following Financial information summarizes the more complete historical financial information at the end of this prospectus. The total Expenses are composed of incorporation and banking Costs.

As of June 30, 2024 (audited)
Balance Sheet
Total Assets	$47,499
Total Liabilities	(49,230)
Shareholder’s Deficit	$(1,731)

As of June 30, 2024 (audited)
Income Statement
Revenue	$–
Total Expenses	2,031
Net Loss	$(2,031)

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RISK FACTORS

An investment in our common stock involves a high degree of risk and is speculative in nature. In addition to the other information regarding the Company contained in this Prospectus, you should consider many important factors in determining whether to purchase shares of common stock offered pursuant to this prospectus. Every investor in our shares should carefully consider the risks described below and the other information in the given prospectus before investing in the common stock of Mercalot Inc. The listed Risk Factors below are not purport to be all-inclusive of all the possible risks within this venture, as there may be additional risks associated with the Company, our business and the industry we intend to operate within; risks which may or may not be foreseen and might not be included below. If any of the following risks occur, or any other adversaries caused by some other unforeseen risks not described in the given section, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we are ever able to trade our common stock, may decrease due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

Because our company’s headquarter, assets and directors are in other country, investors may experience difficulties in attempting to effect service of process and to enforce judgments based upon U.S. federal securities laws against the company and its non-U.S. resident officers and directors.

While we are organized under the laws of State of Wyoming, our officers and directors are a non-resident of the USA and our headquarters and assets are located outside the United States. Our headquarters and major assets are located in Spain. Consequently, it may be difficult for investors to affect service of process on them in the United States and to enforce in the United States judgments obtained in United States courts against them based on the civil liability provisions of the United States securities laws, enforce judgments based on the civil liability provisions of the United States securities laws or bring an original action against them in Spanish court to enforce liabilities based upon the United States federal securities laws. Since our major assets, other than our bank account, are currently located outside U.S. it may be difficult or impossible for U.S. investors to collect a judgment against us.

Investors cannot withdraw funds once their subscription agreements are accepted by the company. Therefore, because the investment is irrevocable, investors must be prepared that they may lose their entire investment if the business fails.

Investors do not have the right to withdraw invested funds once the subscription agreement is accepted by the Company. Subscription payments will be paid to Mercalot Inc. and held in our corporate bank account. Once the Company reviews the Subscription Agreements, and determines that they are in good order, and the Company accepts the subscription, investors will not have the right of return of such funds, the investment will become irrevocable. Therefore, if the business of the Company fails, the investor must be prepared to lose their entire investment in the Company.

If our business plan fails, we will dissolve and investors may not receive any portion of their investment back.

If we are unable to realize profitable operations, our business will eventually fail. In such circumstances, it is likely that we will dissolve and, depending on our remaining assets at the time of dissolution, we may not be able to return any funds back to investors.

Because we are a small company and have limited capital, our marketing campaign may not be good enough to attract sufficient clients for us to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are a small company and have limited capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

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Because we are holding the proceeds of this offering in a corporate bank account, if we file for bankruptcy protection or are forced into bankruptcy, or a creditor obtains a judgment against us and attaches the subscription, you will lose your investment.

Your funds will not be placed in an escrow or trust account, but in a corporate bank account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription. If that happens, you will lose your investment and your funds will be used to pay creditors.

Because we have not yet commenced business operations, we face a high risk of business failure.

We have not yet commenced offering online marketplace services through our application. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on April 24, 2024 and to date have been involved primarily in organizational activities. We have not earned any revenues as of the date of this prospectus and do not anticipate earning revenue until after the completion of our intended offering, of which there is no guarantee. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications in marketing campaign and in recognition of our product.

Because our marketplace platform will not be patent protected, other competitors could copy our technology, which could cause our business to fail.

Our potential competitive advantage will be our online marketplace platform, which combines the ability to place offers and orders for services, creating a convenient environment for interaction between buyers and service providers. Due to the costs involved and the potential inability to qualify, we will not apply for patent protection of our platform. Accordingly, our business is subject to the risk that competitors could either copy or reverse engineer our technology. If this occurs, our ability to sell our services could be jeopardized, which could cause our business to fail.

Since we are a development stage company, have generated no revenues and lack an operating history, an investment in the shares offered herein is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plans.

Our company was incorporated on April 24, 2024, we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial start-up of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

If we continue to incur net losses, our business will fail.

From our incorporation on April 24, 2024 until June 30, 2024, we incurred cumulative net losses of $900. We expect to incur losses in the foreseeable future as our business develops. Unless we are able to generate profit from our business operations within a reasonable time, our business will fail.

Consumers may not accept an online source for our services which will lower our future profitability.

Our success will depend on attracting and retaining a large number of users of our app. We may not be able to convert a large number of consumers to our online shopping platform, which would delay its successful market launch and, as a result, reduce the effectiveness of the advertising placed on the app, reduce the number of future subscriptions and, accordingly, our revenue.

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We may not be able to compete effectively against our competitors.

The e-commerce business sector is rather competitive. The sector includes large, established international companies and services which have better brand recognition, price and marketing capabilities. So, the competitors of our business will have greater financial resources and may be able to withstand price competition and attract customers better than we will. We also expect to face competition from new market entrants. We may be unable to compete effectively with the existing or new competitors, which could have a material adverse effect on our financial condition and resu lts of operations.

Protection of electronically stored data is costly and if our data is compromised in spite of this protection, we may incur additional costs, lost opportunities and damage to our reputation.

We will maintain information in digital form as necessary to conduct our business, including confidential and proprietary information and personal information. Data maintained in digital form is subject to the risk of intrusion, tampering and theft. We will improve and maintain systems to prevent this from occurring, but the improvement and maintenance of these systems is costly and requires ongoing monitoring and updating as technologies change and efforts to overcome security measures become more sophisticated. Moreover, despite our future efforts, the possibility of intrusion, tampering and theft cannot be eliminated entirely, and risks associated with each of these remain. Further, a penetration of our future network security or other misappropriation or misuse of personal consumer or employee information could subject us to litigation and reputation risk, which could have a negative effect on our business, financial condition and results of operations.

We have yet to earn revenue and our ability to sustain our operations depends on our ability to raise funding. Furthermore, there is a risk associated with the business dependence on the market in Spain.

Our future is dependent upon our ability to obtain financing and upon future profitable operations. Furthermore, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise doubt that we will be able to continue as a going concern. Any financial changes on the market in Spain could curb our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when required, we will not be able to complete our business plan. As a result, we may have to liquidate our business and you may lose the money you invest. You should consider our independent registered public accountant’s comments when assessing whether an investment in Mercalot Inc. is safe.

Potential disruptions to the “SafeDeal” app, such as technological issues and software bugs.

Technical issues and software bugs are inherent risks in any app improvement. Regular updates and maintenance are crucial to address bugs and ensure the app’s smooth operation. Moreover, disruptions caused by technological issues may result in downtime, affecting user experience and trust. All this could have a material adverse effect on our financial condition and results of operations.

Because we rely on Blas Mayor Reyes and Isabel Marin Vargas, our officers and directors, to conduct our operations, our business will likely fail if we lose their services.

We depend on the services of our officers and directors, Blas Mayor Reyes and Isabel Marin Vargas, for the future success of our business. The loss of the services of our directors could result in the failure of our business and could have an adverse effect on our business, financial condition and results of operations. Blas Mayor Reyes and Isabel Marin Vargas are our officers and directors, and if they should die there will be no one to appoint a new officer and, in that event, we will have no alternative but to cease operations.

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The officers and directors of the company, Mr. Mayor Reyes and Isabel Marin Vargas, currently devote approximately 30 hours per week each to our company matters. They do not have any public company experience and are involved in other business activities. The company’s needs could exceed the amount of time or level of experience they may have. This could result in their inability to properly manage the company’s affairs which could further result in no revenues or profits.

Our business plan does not provide for the hiring of any additional employees until sales will support the expense. Until that time the responsibility of developing the company’s business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon Mr. Mayor Reyes and Isabel Marin Vargas. We have not formulated a plan to resolve any possible conflicts of interests if any appear with their other business activities. Currently there are no any conflicts of interests with our officers and their business activities. In the event they are unable to fulfill any aspect of their duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

The coronavirus (covid-19) pandemic could adversely impact the demand for our online commerce services and our operating results; it could increase the likelihood that our business fails.

The global economy has been adversely affected by the COVID-19 pandemic, resulting in disruptions to consumer spending, global supply chains, and significant volatility and upheaval in financial markets. The extent of the impact of the COVID-19 pandemic, including our ability to execute our business strategies as planned, will depend on future developments, including the duration and severity of the pandemic, which are highly uncertain and cannot be predicted. If the overall economy is impacted for an extended period, the Company’s future operating results may be materially adversely affected.

The COVID-19 pandemic could also adversely affect our liquidity and ability to access the capital markets. Uncertainty regarding the duration of the COVID-19 pandemic may adversely impact our ability to raise additional capital. The extent of the impact of COVID-19 on our business and financial results will also depend on future developments, including the duration and spread of the pandemic and different COVID variants, its impact on the financial markets in which we operate.

The Sarbanes-Oxley act imposes considerable encumbrance upon the company without providing equitable benefits to the company.

The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) was enacted in response to public concern regarding corporate responsibility in the wake numerous accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate accountability, provide enhanced penalties for accounting and auditing improprieties at publicly traded companies and protect investors by improving the transparency, accuracy and reliability of corporate disclosures pursuant to applicable securities laws. The Sarbanes-Oxley Act applies to all companies that file or are required to file regular reports with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”).

Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act has resulted in the imposition of a series of guidelines by the SEC that increase the responsibilities and liabilities of directors and executive officers, the perceived heightened personal risk associated with these changes may deter qualified individuals from accepting such roles. Consequently, it may be more difficult for us to attract and retain suitable persons to serve as our directors or executive officers, and we may need to incur additional operating costs. This could curtail the company from becoming a profitable business.

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RISKS ASSOCIATED WITH THIS OFFERING

We will not be required to comply with certain provisions of the Sarbanes-Oxley act for as long as we remain an “emerging growth company.”

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company” as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company.” At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

Our status as an “emerging growth company” under the Jobs Act of 2012 may make it more difficult to raise capital when we need to do it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will not have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

The trading in our shares will be regulated by the securities and exchange commission Rule 15G-9, which established the definition of a “penny stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

Market for penny stock has suffered in recent years from patterns of fraud and abuse.

According to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

1.	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
2.	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
3.	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
4.	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,
5.	The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

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Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our officers and directors, who will receive no commissions. They will offer the shares to friends and relatives, acquaintances and business associates. Unless they are successful in selling at least 25% of the shares and receiving $30,000 in the proceeds from this offering, we may have to seek alternative financing to operate our business.

Any future sale of stock held by existing stockholder of the company, who will hold approximately 20% of our total issued and outstanding shares after completion of this offering, could severely impact the market price of our stock.

Since inception, a total of 3,000,000 shares of common stock have been issued to Blas Mayor Reyes, our officer and director and our only existing principal stockholder. These shares are “restricted securities”, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of these shares held by Blas Mayor Reyes after the applicable restrictions expire could have a depressive effect on the price of our common stock in any market that may develop, of which there is no guarantee. Mr. Mayor Reyes does not currently have any plans to sell his shares at any time after this offering is completed.

Our director will continue to exercise significant control over our operations, which means as a minority shareholder, you would have no control over certain matters requiring stockholder approval that could affect your ability to ever resell any shares you purchase in this offering.

Currently 100% of all shares of common stock of our Company are beneficially owned by all officers and directors as a group. As the current sole holder of the Company’s common shares, Mr. Mayor Reyes may elect the entire Board of Directors. After the completion of this offering, our management will own major of our common stock. In the event that fewer than the maximum shares of the offering are sold, management’s percentage ownership will raise. It will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the company or other matters that could affect your ability to ever resell your shares. Its interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Our officers and directors have no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting.

We have never operated as a public company. Blas Mayor Reyes and Isabel Marin Vargas, our officers and directors have no experience managing a public company, which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of losing your entire investment in us.

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There is no liquidity and no established public market for our common stock and we may not be successful at obtaining a quotation on a recognized quotation service. In such event it may be difficult to sell your shares.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the OTC (Over-the-Counter) Market, Nasdaq Stock Market, QB (OTCQB) upon the effectiveness of the registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

There is no minimum number of shares that must be sold in our offering and no assurance that the proceeds from the sale of share will allow us to meet our goals.

We are selling our shares on a “best efforts” basis, and there is no minimum number of shares that must be sold by us in this Offering. Similarly, there are no minimum purchase requirements. We do not have an underwriter, and no party has made a firm commitment to buy any or all of our securities. We intend to sell the shares through our directors who will not be separately compensated for their efforts. Even if we only raise a nominal amount of money, we will not refund any funds collected from you. Any money we do receive will be immediately used by us for our business purposes. Upon completion of this offering, we intend to utilize the net proceeds to finance our business operations. While we believe that the net proceeds from the sale of all shares in this offering will enable us to meet our business plans and enable us to operate as other than a going concern, there can be no assurance that all these goals can be achieved. Moreover, if less than all of the shares are sold, management will be required to adjust its plans and allocate proceeds in a manner which it believes, in our sole discretion, will be in our best interests. It is highly likely that if not all of the shares are sold there will be a need for additional financing in the future, without which our ability to operate as other than a going concern may be jeopardized. No assurance whatsoever can be given or is made that such additional financing, if and when needed, will be available or that it can be obtained on terms favorable to us. Accordingly, you may be investing in a company that does not have adequate funds to conduct its operations. If that happens, you will suffer a loss of your investment. The funds raised in this offering will not be placed into an escrow account or trust account and will be immediately accessible to the Company.

Financial industry regulatory authority (“FINRA”) sales practice requirements may also limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

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USE OF PROCEEDS

Our public offering of 12,000,000 shares is being made on a self-underwritten basis. No minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following Use of Proceeds table sets forth the uses of proceeds assuming the sale of 25% (i.e., $30,000), 50% (i.e., $60,000), 75% (i.e., $90,000), and 100% (i.e., $120,000) of the securities we are offering for sale. There is no assurance that we will raise the full $120,000 as anticipated.

Use of Proceeds relates to anticipated expenditures for the 12-month period following the completion of this offering. The expenditures are categorized by significant area of activity.

Our detailed description of the Use of Proceeds in the “Plan of Distribution” section of this prospectus.

	25% of the offering	50% of the offering	75% of the offering	100% of the offering
General and Administrative Costs	$15,000	$15,000	$15,000	$15,000
Mobile application improvement	5,000	16,000	28,000	37,000
Marketing and advertising	8,000	25,000	38,000	52,000
General working capital	1,000	2,000	5,000	9,000
Equipment and Data storage servers	1,000	2,000	4,000	7,000
Total	$30,000	$60,000	$90,000	$120,000

The above figures represent only estimated costs.

“General and Administrative Costs” noted above include costs related to accounting, audit, legal and transfer agent costs that we incur in filing reports with the Securities and Exchange Commission, which are estimated to be approximately $15,000 per year.

If necessary, Isabel Marin Vargas and Blas Mayor Reyes, our directors, have verbally agreed to loan the company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC (Over-the-Counter) Market, Nasdaq Stock Market and QB (OTCQB). These loan commitments are discretionary by Mr. Mayor Reyes and Isabel Marin Vargas. They will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by our directors. Mr. Mayor Reyes and Isabel Marin Vargas will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

DETERMINATION OF THE OFFERING PRICE

We arbitrarily determined the price of the 12,000,000 shares being offered pursuant to this prospectus. The price of $0.01 per share does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

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DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of June 30, 2024, the net tangible book value of our shares was $(1,731) or approximately $(0.000577) per share, based upon 3,000,000 shares outstanding.

The table below represents the dilution per share to the new investors. However, it does not give any effect to the results of any operations after June 30, 2024. The following table shows the per share dilution assuming that 25%, 50%, 75% and 100% of the shares respectively of the primary Offering by the Company is sold.

Dilution to Purchasers of Shares in This Offering

Percent of Offering Completed	25%	50%	75%	100%
Amount of new funding	$30,000	$60,000	$90,000	$120,000
Offering price	$0.01	$0.01	$0.01	$0.01
Shares after offering	6,000,000	9,000,000	12,000,000	15,000,000
Book value before distribution per share	$(0.000577)	$(0.000577)	$(0.000577)	$(0.000577)
Increase in book value per share	0.005287	0.007047	0.007927	0.008457
Book value after distribution per share	$0.00471	$0.00647	$0.00735	$0.00788
Dilution to purchasers	$0.00529	$0.00353	$0.00265	$0.00212
Dilution as percentage	52.9%	35.3%	26.5%	21.2%
% ownership of old shareholders	50%	33%	25%	20%
% ownership of new shareholders	50%	67%	75%	80%

The following table summarizes the number and percentage of shares purchased the amount and percentage of consideration paid and the average price per Share paid by our existing stockholder and by new investors in this offering:

	Price Per Share	Total Number of Shares Held	Percent of Ownership	Consideration Paid

Existing Stockholder 1.	$0.0001	3,000,000	20.0%	$300
Investors in this Offering	$0.01	12,000,000	80.0%	$120,000

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PLAN OF DISTRIBUTION

Plan of Distribution for the Company’s Initial Public Offering of 12,000,000 Shares of Common Stock.

Mercalot Inc. has 3,000,000 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering 12,000,000 shares of its common stock for sale at a fixed price of $0.01 per share for the duration of the offering.  There is no arrangement to address the possible effect of the offering on the price of the stock.

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our Mr. Mayor Reyes and Isabel Marin Vargas to sell the Shares on behalf of the Company directly to the public, with no commission or other remuneration payable to them for any Shares they sell.

In connection with the Company’s selling efforts in the offering, Blas Mayor Reyes and Isabel Marin Vargas will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Mayor Reyes and Isabel Marin Vargas are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act.

a.	Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and
b.	Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
c.	Our officers and directors are not, nor will they be at the time of their participation in the offering, an associated person of a broker-dealer; and

Blas Mayor Reyes and Isabel Marin Vargas will sell the 12,000,000 shares of common stock and intend to offer them to friends, family members and business acquaintances. Blas Mayor Reyes and Isabel Marin Vargas intend to sell the shares outside of the U.S., as we are headquartered and located outside of the U.S. They will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Mayor Reyes and Isabel Marin Vargas are not, nor have been, within the past 12 months, brokers or dealers, and they are not, nor have they been within the past 12 months, associated persons of a broker or dealer. At the end of the offering, Mr. Mayor Reyes and Isabel Marin Vargas will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Mayor Reyes and Isabel Marin Vargas will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

As of the date of this prospectus, there is no public trading market for our common stock and there is no assurance that a trading market for our securities will ever develop.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $0.01 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the date of this prospectus and continue for a period not to exceed 365 days (the “Expiration Date”), unless extended by our Board of Directors for an additional 90 days.

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PENNY STOCK RULES

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

MARKET INFORMATION

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales.

DEPOSIT OF OFFERING PROCEEDS

This is a “best effort” offering and, as such, there is no assurance that we will sell any or all of the shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. All checks or wires for subscriptions should be made payable to Mercalot Inc.

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DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

On the date hereof, there were 3,000,000 shares of common stock issued and outstanding. Our authorized capital stock consists of 75,000,000 shares of common stock, par value $.0001. The holders of our common stock:

(i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

(ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

(iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

PREEMPTIVE RIGHTS

No holder of any of our shares has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

SHARE PURCHASE WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

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INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

The validity of the Common Stock offered hereby will be passed upon by Haddan & Zepfel LLP, a professional law corporation.

Our audited financial statements and the registration statements included in this prospectus for the period from inception to June 30, 2024 have been audited by VMCPA Firm.

We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

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DESCRIPTION OF OUR BUSINESS

GENERAL INFORMATION

Mercalot Inc. was incorporated on April 24, 2024 under the laws of the state of Wyoming. We are a development stage company that is providing an e-commerce and classifieds platform, which are also known as online marketplace. We have purchased a mobile application known as “SafeDeal Connect”, which is already working, but we also intend to add more features to make the app better and offer wider range of services.

Currently, we have no employees, only our officers and directors Mr. Blas Mayor Reyes and Isabel Marin Vargas. Our executive and business office is located at C/ de l’Illa Formentera, 54, Quatre Carreres, 46026 Valencia, Spain, and our telephone number is +13072630861.

Our business is an online platform that combines the ability to place offers and orders for services, creating a convenient environment for interaction between buyers and service providers. “SafeDeal” aims to ensure the reliability and security of the entire process: from searching to dealings. The application strives to become a reliable partner that will support the user at every step. Our mission is to develop a convenient and secure platform. Starting in the Spanish market, we have significant plans for expansion into the broader European market.

Marketplace platforms hold immense relevance and importance in today’s interconnected and digital world. These platforms, where buyers and sellers converge to exchange goods, services, and ideas, play a pivotal role in shaping the modern economy. Here is why they are so significant:

Global Connectivity: marketplace platforms break down geographical barriers, connecting individuals and businesses on a global scale, meaning that sellers can reach a vast audience, and buyers can access a diverse range of products and services from around the world.

Economic Empowerment: these platforms empower individuals and small businesses by providing a level playing field, allowing entrepreneurs to easily set up virtual storefronts, reaching potential customers without the need for a physical presence; this democratization of commerce contributes to economic empowerment.

Efficiency and Convenience: marketplace platforms streamline the buying and selling process, making it efficient and convenient by allowing users to browse, compare, and make a deal with just a few clicks, eliminating the traditional hassles associated with commerce.

Diverse Product and Service Offerings: from handmade crafts to digital services, marketplace platforms host a diverse array of products and services; this diversity caters to a wide range of consumer preferences, creating a dynamic and inclusive marketplace.

Innovation Hub: these platforms often serve as hubs for innovation, where entrepreneurs can test new ideas, products, or services without significant upfront costs, fostering a culture of creativity and continuous improvement.

Data-Driven Insights: the data generated by marketplace platforms provide valuable insights into consumer behavior, market trends, and preferences, allowing businesses to make informed decisions and tailor their offerings to meet customer demands.

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“SafeDeal” app is new and convenient online marketplace, where every seller can find their buyer and every customer can find what they need. The platform provides an opportunity for both sellers and buyers to place ads for goods and services they want to sell or buy. By combining accessibility, efficiency, and trust, the application transforms the way people in Spain engage in buying and selling, shaping a more connected and empowered society. We provide our customers with a user-friendly application that caters to both seasoned service providers and sellers and newcomers alike. The interface is designed with simplicity in mind, ensuring a smooth and intuitive experience for users of all backgrounds. Whether you’re looking to sell pre-loved items, discover unique treasures, or engage in professional service providing, “SafeDeal” has you covered. Here are services that we can offer in our application:

•	User-Friendly Interface (navigate effortlessly through the app’s clean and intuitive design, making buying and selling a breeze)
•	Protection of Personal Data (utilization of state-of-the-art encryption technologies to ensure the confidentiality of personal data; two-factor authentication for an additional layer of security)
•	Identity Verification (identity verification through email or nickname; blocking suspicious accounts)
•	Personalized Profiles (users can create their unique profile to showcase their listings, reviews, and ordering history; also, they have the ability to connect with other users and build a trusted network within the community)
•	Placing offers (users can create offers for the provision of various services; detailed descriptions, photos and prices allow you to present your services in the best possible way)
•	Ordering services (users can place orders for the services they need, specifying details and deadlines; users can also look for the services in the catalog of all the offers in the application; reviews and ratings help to choose the best performers)
•	Dynamic Categories (exploring a diverse range of categories, from electronics and fashion to real estate and services)
•	Chat and notifications (built-in chat for convenient communication between the client and the contractor; notifications about the status and changes in orders)
•	Customer Support (providing 24/7 customer support to address user queries and resolve potential issues)

The links for the “SafeDeal” application:

In Google Play – https://play.google.com/store/apps/details?id=sdc.connect

In App Store – https://apps.apple.com/us/app/safe-deal-connect/id6477819843

Website – safedealconnect.com/

There are also several features that we intend to successfully implement in the future:

•	Premium accounts for users: Introducing a paid package for users that provides additional features such as access to exclusive services, advanced search capabilities, and personalized recommendations.
•	Paid packages for the contractors: Fulfillers can subscribe to premium packages to increase visibility and the number of orders. Packages may include priority visibility, the ability to add more photos, or highlighting in search results.
•	Advertising campaign options: Introducing paid options for service providers and businesses to promote their services to their target audience through customized advertising campaigns.
•	Affiliate programs: Creating affiliate programs for other businesses and services that allow you to receive commissions from genuine sales made through affiliate links or promotional codes.
•	Analytics and data: Collecting and analyzing user data to provide insights to product sellers and service providers. This could include anonymized data on user’s search history, their preferences and requirements. Charging fees for access to this data. The prices for data analytics can vary depending on the level of access and the type of data provided.
•	Additional services: Offering additional paid services, such as transaction security consultations, insurance, and other services that improve the user experience.

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For a better understanding of how the “SafeDeal” app works, let’s consider two scenarios of using the app:

I.	Ordering a service

1)	the user registers or logs into their account
2)	then access the catalog of posted services and goods
3)	use filters to specify a service or product for a smaller sample or enter the name in the search field
4)	select the service or product of interest and contact the seller to receive it using the appropriate button in the service window

II.	Placing a service

1)	after logging in to the application, click the create service button
2)	select the type: sale of a service or product, category, write a description and set a price
3)	the created service or product is put up for sale and displayed in the catalog, wait for your buyer

We plan constantly expand the functionality in our services to make our application more attractive for our consumers. We have purchased the mobile application with LABRIS LIMITED for iOS and Android platforms and the website for total consideration of US $47,000.

The payment is made in several stages:

•	the first payment of $13,500 (thirteen thousand five hundred dollars) must be made within 7-10 days after the execution of this Agreement;
•	the second payment of $10,000 (ten thousand dollars) must be made within 5-7 days after the demonstration of the application prototype;
•	the third payment of $10,000 (ten thousand dollars) must be made within 5-7 days after the official release of the application and the website;
•	the last payment of $13,500 (thirteen thousand five hundred dollars) must be made withing 10-14 days after eliminating all technical issues of the application and the website.

The first payment of $13,500 was paid on May 22, 2024; the second payment of $10,000 was paid on June 4, 2024; the third payment of $10,000 was made on June 11, 2024 and the last payment of $13,500 was paid on June 26, 2024. Totally there were $47,000 paid as of June 30, 2024. As of June 30, 2024, there is no debt for the purchase of the mobile application and website.

The Company’s revenues are expected to be derived mostly from advertising and partnerships, but there are also several revenue opportunities that we intend to use in the future, such as premium account subscriptions, paid packages for the contractors, affiliate programs, analytics and data, additional paid services, such as transaction security consultations, insurance, and other services that improve the user experience. For a more detailed description of all earning opportunities, see the “Revenue” section below.

REVENUE

•	Advertising – generating income through in-app advertising, including:
-	Banner ads that will feature static or animated images or media and will be strategically positioned in prominent areas of the app. This form of advertising is appealing as it can increase exposure for a wide range of services and products, leading to potential customer leads.
-	Pop-up windows that represent another impactful aspect of our advertising services, these pop-ups will appear at the center of the screen, effectively capturing the attention of users.
•	Partnerships – generating revenue through collaborations with companies offering services via the app, including:
-	Lead Generation Fees – a commission for every customer referred to partner companies through the marketplace.
-	Listing Fees – charging partner companies a fee to list their services or products in the top of the marketplace.

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We will negotiate agreements where the platform earns a share of the increased revenue that partner companies receive from our referrals. The partnership provides top priority to services and products in the catalog list, their recommendation to customers and, as a result, attracting users’ attention to the services and products of the partners.

Current Service Pricing:

•	Advertising: $0.50-$1.00 per click or monthly advertising $150-$1,000 for pop-up window; $400-$700 monthly for banner ads.
•	Partnerships: $5-$25 for the placed service or product or $500-$1000 monthly subscription for all placements of the partner.

In future the additional source of revenue could be through other services:

•	Premium accounts for users: Introducing a paid package for users that provides additional features such as access to exclusive services, advanced search capabilities, and personalized recommendations.
•	Paid packages for the contractors: Fulfillers can subscribe to premium packages to increase visibility and the number of orders. Packages may include priority visibility, the ability to add more photos, or highlighting in search results.
•	Advertising campaign options: Introducing paid options for service providers and businesses to promote their services to their target audience through customized advertising campaigns.
•	Affiliate programs: Creating affiliate programs for other businesses and services that allow you to receive commissions from genuine sales made through affiliate links or promotional codes.
•	Analytics and data: Collecting and analyzing user data to provide insights to product sellers and service providers. This could include anonymized data on user’s search history, their preferences and requirements. Charging fees for access to this data. The prices for data analytics can vary depending on the level of access and the type of data provided.
•	Additional services: Offering additional paid services, such as transaction security consultations, insurance, and other services that improve the user experience.

Future Service Pricing:

•	Premium accounts for users: $10-$30 monthly subscription.
•	Paid packages for the contractors: $200-$500 per package, depending on the type of the package.
•	Advertising campaign options: $1-$3 per click or monthly advertising $200-$1,000
•	Affiliate programs: $500-$2,000 per program, depending on the type of the program
•	Analytics and data: $50-$200 per report, depending on the level of detail and analysis provided.
•	Additional services: additional $10-$30 monthly subscription.

The “Current Service Pricing” and “Future Service Pricing” sections reflect price ranges that have been determined based on market analysis, industry standards, and the perceived value of our offerings. These price estimates are dynamic and may be adjusted in response to a variety of elements, such as shifts in the market, improvements to services, and input from customers.

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OUR ASSET MOBILE APPLICATION AND WEBSITE

We have a mobile application for Android and IOS platforms known as “SafeDeal Connect”. The address in Play Market is https://play.google.com/store/apps/details?id=sdc.connect and in App Store – https://apps.apple.com/us/app/safe-deal-connect/id6477819843. Our app is ready to use, but we also intend to add more features to make the app better and offer wider range of services.

The backend infrastructure of our application is built on the Node.js software platform, employing the Express.js framework to streamline communication with the client via HTTP requests. For the backend, MongoDB, a NoSQL database, is integrated to enhance flexibility and scalability in handling dynamic data. MongoDB’s document-oriented approach proves invaluable, allowing seamless adaptation to evolving data structures. On the frontend, the user interface is constructed using the React JavaScript library, known for its declarative and efficient approach to building interactive UIs. React’s component-based architecture facilitates modular and maintainable code, contributing to a smooth and responsive user experience.

The main functionality features and opportunities of the application are:

•	user registration via email
•	view and edit your profile
•	saving and further viewing of your favorite offers
•	change the application theme from light to dark
•	the ability to contact support
•	change the language to the user’s preference: English or Spanish
•	placing orders and offers
•	viewing services and offers of other users, searching them by category, cost, and novelty
•	chat to communicate with the service provider

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The images below demonstrate the application and its functionality. The text under each image describes the function in the app.

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Here are some of the technologies that we intend successfully work with and which will be implemented in our project, and the next steps in developing “SafeDeal” application will be:

•	improvement of security and privacy system
•	improvement of user chat
•	location-Based Searches
•	analytics and data
•	additional services, such as transaction security consultations, insurance, and other services that improve the user experience
•	affiliate programs
•	premium accounts for users
•	targeted advertising

Our website (safedealconnect.com/) is for informational purposes only and does not have the functionality of a mobile application. It provides users with information about the “SafeDeal” app, our company and contacts.

MOBILE APPLICATION AND WEBSITE PURCHASE AGREEMENT

The Mobile Application and Website Purchase Agreement (the “Agreement “) is made effective on May 15, 2024 (the “Effective Date”), by and between LABRIS LIMITED, Office 4, 219 Kensington High street, Kensington, London County, W8 6BD England (the “Seller”), and MERCALOT INC., C/ de l’Illa Formentera, 54, Quatre Carreres, 46026 Valencia, Spain (the “Buyer”). It is filed as Exhibit 10.2 to this Registration Statement.

According to the Agreement:

-	the Seller is the owner of the mobile application and website known as “SafeDeal Connect” and safedealconnect.com (“Assets”);
-	the Buyer desires to purchase the Assets from the Seller, and the Seller desires to sell the Assets to the Buyer on the terms and conditions set forth in this Agreement;
-	the Seller agrees to sell, transfer, and assign to the Buyer, and the Buyer agrees to purchase from the Seller, all right, title, and interest in and to the Assets, including but not limited to:
-	the source code and documentation of the mobile application and website;
-	all related databases and content;
-	all associated intellectual property rights, including copyrights, trademarks, and patents;
-	all user data and customer lists;
-	the total purchase price for the Assets shall be $47,000 (forty-seven thousand dollars) (“Purchase Price”), payable in U. S. dollar;
-	the Buyer represents and warrants to the Seller that:
-	the Buyer has the full right, power, and authority to enter into this Agreement and to purchase the Assets;
-	the Buyer has the necessary funds to pay the Purchase Price.

The payment is made in several stages:

•	the first payment of $13,500 (thirteen thousand five hundred dollars) must be made within 7-10 days after the execution of this Agreement;
•	the second payment of $10,000 (ten thousand dollars) must be made within 5-7 days after the demonstration of the application prototype;
•	the third payment of $10,000 (ten thousand dollars) must be made within 5-7 days after the official release of the application and the website;
•	the last payment of $13,500 (thirteen thousand five hundred dollars) must be made withing 10-14 days after eliminating all technical issues of the application and the website.

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The first payment of $13,500 was paid on May 22, 2024; the second payment of $10,000 was paid on June 4, 2024; the third payment of $10,000 was made on June 11, 2024 and the last payment of $13,500 was paid on June 26, 2024. Totally there were $47,000 paid as of June 30, 2024. As of June 30, 2024, there is no debt for the purchase of the mobile application and website.

MARKET OVERVIEW

According to the recent reaches of Forbes, by 2027, 23% of retail purchases are expected to take place online and the e-commerce market is expected to total over $7.9 trillion. Various marketplaces make it possible not only to shop online but also to order various services, from painting to software development, without even leaving home. To quote the above-mentioned Forbes article: “If you’re looking for a way to boost your sales and take your business to new heights, e-commerce should be on your radar.” Therefore, it goes without saying that e-commerce is at the peak of popularity and continues to grow rapidly.

Spain is no exception. According to Statista, a global data and business intelligence platform, retail e-commerce sales compound annual growth rate (CAGR) from 2024 to 2028 in Spain is 8.22% annually. In addition, there are other factors that demonstrate the relevance of online marketplaces in our days:

-	Gig economy activities are gaining popularity among independent professionals and entrepreneurs, making such platforms relevant to this rapidly growing audience.
-	The general trend towards a mobile lifestyle in Spanish society is driving the popularity of mobile apps for various daily tasks, including searching and providing services.
-	Taking into account local cultural aspects and peculiarities of the Spanish market allows to create a product that more closely matches the expectations and needs of users.
-	Such platforms can act as a catalyst for the development and support of small businesses and freelancers, adding social and economic value.

As the digital economy evolves, “SafeDeal Connect” remains dedicated to connecting, empowering, and providing a dynamic platform for individuals and businesses to thrive in the Spanish e-commerce ecosystem.

COMPETITION

There are numerous global companies in the industry. Among them: Craigslist, Gumtree, OLX, Mercari and others. They provide their services in English and other different languages, as usual, but all of these companies operate in Spain, or at least in some parts of it, but they are focused on the global market rather than on a specific country, so we believe that we can start by carving out a niche in the Spanish market. Most of these companies are privately held; therefore, our future competitors will be substantially larger than our Company and have greater financial and technical resources, industry expertise, and managerial capabilities than we have. Most of our competitors benefit from established brand awareness with current and prospective customers.

We believe that industry competition for customers is primarily based on brand recognition, marketing, price, and quality of service. We hope to be able to compete effectively based on these factors though we primarily hope to develop a niche market firstly in Spain then we plan to operate over the European countries.

MARKETING & SALES STRATEGY

A significant portion of our earnings will be allocated to enhancing our mobile application’s improvement and expanding its functionality. This investment aims to attract a broader audience and enhance the appeal of our services. Additionally, a substantial share of our revenue will be dedicated to advertising and marketing efforts to promote our services effectively.

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Firstly, our officers and directors, Blas Mayor Reyes and Isabel Marin Vargas will promote our products mouth-to-mouth and present our platform “SafeDeal Connect” as full working convenient online marketplace. Eventually, we intend to employ the freelance marketing manager, who will be response for the online advertising and sales.

We plan for our app to be marketed in such ways:

-	Unique Selling Proposition (we clearly define our advantages apart from competitors and will use them to promote our product).
-	Brand Identity (developing a strong and consistent brand identity across all channels).
-	Search Engine Optimization (optimizing content for search engines to improve visibility).
-	Social Media Presence (utilizing platforms relevant to our audience for engagement and promotions).
-	Blog Articles and Guides (sharing valuable content related to our marketplace to attract and educate users).
-	Video Content (creating engaging videos showcasing the benefits of our app and its features).
-	User-generated Content (encouraging users to share their experiences on social media and within the app).
-	Identify Influencers (collaborating with influencers in our industry to extend our reach).
-	Strategic Alliances (forming partnerships with complementary businesses to cross-promote).
-	Continuous Evaluation (regularly assessing and adapting strategies based on market trends and user feedback).
-	Leverage Positive Feedback (showcasing positive user reviews and testimonials to build trust).
-	Localized Marketing (tailoring campaigns for specific regions or cultures).
-	Community Building (fostering a sense of community among users through forums and social media).

If we do not have enough money for marketing campaign it can badly effect on our business.

EMPLOYEES; CONTRACTS

We have no employees other than our officers and directors, Blas Mayor Reyes and Isabel Marin Vargas. We have executed a Consulting Agreement, filed as Exhibit 10.1, with our director Isabel Marin Vargas.

OFFICES

Our business office is located at C/ de l’Illa Formentera, 54, Quatre Carreres, 46026 Valencia, Spain and our phone number is +13072630861.

GOVERNMENT AND INDUSTRY REGULATION

We must adhere to all relevant laws and regulations that pertain directly or indirectly to our operations, including United States securities laws. Compliance with all regulations, rules, and directives from governmental authorities and agencies is mandatory for our services in Spain and for operating any facility in any jurisdiction where we conduct activities.

We hold the view that government regulation will not significantly affect our business operations.

EMERGING GROWTH COMPANY STATUS UNDER THE JOBS ACT

Mercalot Inc. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

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The JOBS Act creates a new category of issuers known as “emerging growth companies.” Emerging growth companies are those with annual gross revenues of less than $1,07 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

•	The first fiscal year after its annual revenues exceed $1,07 billion;

•	The first fiscal year after the fifth anniversary of its IPO;

•	The date on which the company has issued more than $1,07 billion in non-convertible debt during the previous three-year period; and

•	The first fiscal year in which the company has a public float of at least $700 million.

Financial and Audit Requirements

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

•	Provide only two rather than three years of audited financial statements in their IPO Registration Statement;

•	Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;

•	Delay compliance with new or revised accounting standards until they are made applicable to private companies; and

•	Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor’s attestation regarding the issuer’s internal controls.

Offering Requirements

In addition, during the IPO offering process, emerging growth companies are exempt from:

•	Restrictions on analyst research prior to and immediately after the IPO, even from an investment bank that is underwriting the IPO;

•	Certain restrictions on communications to institutional investors before filing the IPO registration statement; and

The requirement initially to publicly file IPO Registration Statements. Emerging growth companies can confidentially file draft Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO “road show.”

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Other Public Company Requirements

Emerging growth companies are also exempt from other ongoing obligations of most public companies, such as:

•	The requirements under Section 14(i) of the Exchange Act and Section 953(b)(1) of the Dodd-Frank Act to disclose executive compensation information on pay-for-performance and the ratio of CEO to median employee compensation;

•	Certain other executive compensation disclosure requirements, such as the compensation discussion and analysis, under Item 402 of Regulation S-K; and

•	The requirements under Sections 14A (a) and (b) of the Exchange Act to hold advisory votes on executive compensation and golden parachute payments.

Election under Section 107(b) of the JOBS Act

As an emerging growth company, we have made the irrevocable election to not adopt the extended transition period for complying with new or revised accounting standards under Section 107(b), as added by Section 102(b), of the JOBS Act.  This election allows companies to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

DESCRIPTION OF PROPERTY

OFFICES

Our business office is located at C/ de l’Illa Formentera, 54, Quatre Carreres, 46026 Valencia, Spain. The office was provided by our officer and president Mr. Mayor Reyes for free use, without any payment. Our telephone number is +13072630861.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. We intend to apply to the OTC (Over-the-Counter) Market, Nasdaq Stock Market, QB (OTCQB) to have our common stock quoted through a market maker that is a licensed broker dealer. There can be no guarantee that our common stock will be accepted for quotation on the OTC (Over-the-Counter) Market, Nasdaq Stock Market, QB (OTCQB).

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

-	contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

-	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

-	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

-	toll-free telephone number for inquiries on disciplinary actions;

-	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

-	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-	the bid and offer quotations for the penny stock;

-	the compensation of the broker-dealer and its salesperson in the transaction;

-	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-	monthly account statements showing the market value of each penny stock held in the customer’s account.

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In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

FINANCIAL AND AUDIT REQUIREMENTS

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

•	Provide only two rather than three years of audited financial statements in their IPO Registration Statement;

•	Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;

•	Delay compliance with new or revised accounting standards until they are made applicable to private companies; and

•	Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor’s attestation regarding the issuer’s internal controls.

ELECTION UNDER SECTION 107(b) OF THE JOBS

As an emerging growth company, we have made the irrevocable election to not adopt the extended transition period for complying with new or revised accounting standards under Section 107(b), as added by Section 102(b), of the JOBS Act. This election allows companies to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

REGULATION M

Our officers and directors, who will offer and sell the Shares, are aware that they are required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

STOCK TRANSFER AGENT

We do not have a stock transfer agent at this time. We intend to appoint a stock transfer agent following the completion of this offering.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including the information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of some important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. We have limited operations and no revenues from our business operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. We do not anticipate that we will generate significant revenues until we have raised the funds necessary to conduct a marketing program. There is no assurance we will ever generate revenue even if we raised all necessary funds.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so. If we are unable to successfully find customers, we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

RESULTS OF OPERATIONS

We have generated no revenue to date of this prospectus.

We have incurred operating expenses of $2,031 for company setup and professional fees since inception to June 30, 2024.

Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long-term financing. If we do not generate any revenue, we may need additional funding at the end of the twelve-month period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is a doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations but we cannot guarantee that once we continue operations we will stay in business after doing so.

We have not attained profitable operations and are dependent upon obtaining financing to pursue our business plan and our business operations. So, for these reasons, there is substantial doubt that we will be able to continue as a going concern.

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PLAN OF OPERATION

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital to achieve our business plan. During this period, our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably commence operations as an online marketplace in Spain.

We anticipate achieving the following business milestones in the 18 months after the completion is as follows:

Mobile application improvement. Timeframe: 9st- 18th Months. Estimated Cost $5,000 – 37,000.

The following are the steps we can take to maintain and improve the application:

•	Implementation of the general features, such as location-based searches, transaction security consultations, insurance, and other services that improve the user experience and premium accounts.
•	Implementation of the analytics and data feature and affiliate programs.
•	Implementation of targeted advertising, completion and testing.

Also, to successfully implement those steps, we must monitor the mobile app continuously to detect any issues and bugs that could negatively impact performance. Regular updates should be implemented to improve the functionality and user experience. User feedback is important as well – we should encourage users to provide feedback about the mobile application, collecting feedback through surveys, app store reviews, and social media platforms. Besides, any bugs that are detected must be addressed promptly – fixing any issues that affect the user experience, such as crashes or slow loading times, must be our priority, as well as security maintenance. We must implement regular security updates to protect user data and ensure that the mobile application is not vulnerable to hacking attempts. Finally, we must optimize the performance of the mobile app to ensure that it runs smoothly and efficiently. This can include optimizing loading times, reducing the size of the app, and reducing battery usage.

By following this plan, we can maintain our mobile application to ensure optimal performance, user satisfaction, and continued success in the market.

Marketing and advertising. Timeframe: 4st- 12th Months. Estimated Cost $8,000-52,000.

A substantial share of our revenue will be dedicated to advertising and marketing efforts to promote our services effectively.

The Company will initiate its various local and online marketing campaigns. The objective is to build out its client base and wider consumer base using its mobile assets. We intend to conduct marketing activities through both online and offline channels.

Firstly, our officers and directors, Blas Mayor Reyes and Isabel Marin Vargas will promote our products mouth-to-mouth and present our platform “SafeDeal Connect” as full working convenient online marketplace.

We plan for our app to be marketed in such ways:

-	Unique Selling Proposition (we clearly define our advantages apart from competitors and will use them to promote our product).
-	Brand Identity (developing a strong and consistent brand identity across all channels).
-	Search Engine Optimization (optimizing content for search engines to improve visibility).
-	Social Media Presence (utilizing platforms relevant to our audience for engagement and promotions).
-	Blog Articles and Guides (sharing valuable content related to our marketplace to attract and educate users).
-	Video Content (creating engaging videos showcasing the benefits of our app and its features).
-	User-generated Content (encouraging users to share their experiences on social media and within the app).

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-	Identify Influencers (collaborating with influencers in our industry to extend our reach).
-	Strategic Alliances (forming partnerships with complementary businesses to cross-promote).
-	Continuous Evaluation (regularly assessing and adapting strategies based on market trends and user feedback).
-	Leverage Positive Feedback (showcasing positive user reviews and testimonials to build trust).
-	Localized Marketing (tailoring campaigns for specific regions or cultures).
-	Community Building (fostering a sense of community among users through forums and social media).

We intend to devote significant resources to enhancing as well as expanding our products and services in order to attract more potential customers and to make our services more desirable. This also includes introduction of our application in other countries across the Europe.

We will also leverage our large client’s base to effectively broaden, enhance and market our future add-ons for products and services. This will help us extend our existing business lines and strengthen our market leadership.

Equipment and Data storage servers. Timeframe: 1st- 6th Months. Estimated Cost $1,000-$7,000

Currently, our essential requirements include: a computer or laptop, a multifunctional scanning and printing unit (MFU), a smartphone with various messaging apps installed, a landline phone, and a Wi-Fi router for internet access. Selling at least 25% of our shares could potentially provide us with the necessary funds to acquire this equipment. When we get clients, we will need to rent or purchase a server to store our services data and other hosting provider services. To complete this stage, we need to sell at least 50%, 75% or 100% of shares.

We intend to fund the above-noted expenses from the proceeds of our offering and from the loan of our Directors. Directors Isabel Marin Vargas and Blas Mayor Reyes have verbally agreed to loan us funds to fully implement our business plan.

LIQUIDITY AND CAPITAL RESOURCES

Our cash balance is $499 as of June 30, 2024. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Isabel Marin Vargas and Blas Mayor Reyes, our directors, who verbally agreed that they may be willing to provide funds required to maintain the reporting status and to implement our business plan in a form of a non-secured loan until minimum required proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. Management believes that if the Company cannot maintain its reporting status with the SEC and implements even a part of the Company’s business plan, they will have to cease all efforts directed towards the company. As such, your investment previously made may be lost in its entirety.

We have entered into the Mobile Application and Website Purchase Agreement with LABRIS LIMITED, Office 4, 219 Kensington High street, Kensington, London County, W8 6BD England (the “Developer”) for the amount of $47,000. We have filed the Agreement as the Exhibit 10.2 to this Registration Statement.

Currently, we have a working mobile application for Android and IOS platforms, known as “SafeDeal Connect”. The address in Play Market is https://play.google.com/store/apps/details?id=sdc.connect and in App Store – https://apps.apple.com/us/app/safe-deal-connect/id6477819843. We also have a website (safedealconnect.com/) for informational purposes only. It provides users with information about the “SafeDeal” app, our company and contacts. In addition, we plan to refine it, expand its functionality and implement a lot of new useful features and systems.

As of June 30, 2024, our directors Mr. Mayor Reyes and Isabel Marin Vargas have verbally agreed to loan the Company the funds to pay company expenses and keep on top of the business development. Being a development stage company, we have very limited operating history. After the twelve months period we may need additional financing.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The report of our auditor on the audited financial statements of the Company for the fiscal year ended June 30, 2024 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except for a going concern qualification on the Company’s financial statements for the fiscal year ended June 30, 2024.

During the fiscal years ended June 30, 2024 the Company nor anyone acting on its behalf consulted the Auditor Entity with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that the Auditor Entity concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was the subject of a disagreement or a reportable event set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors, their names, age, and their positions as of the date of this prospectus are as follows:

Name and Address	Age	Position(s)
Blas Mayor Reyes	39	President,
C/ de l’Illa Formentera, 54, Quatre Carreres,		Chief Financial Officer,
46026 Valencia, Spain		Chief Executive Officer,
		Director

Isabel Marin Vargas	62	Director
C/ de l’Illa Formentera, 54, Quatre Carreres,
46026 Valencia, Spain

Blas Mayor Reyes and Isabel Marin Vargas have been holding the above stated positions since the inception of the Company and are expected to hold them until the next annual meeting of our stockholders. Thereby, Mr. Blas Mayor Reyes and Isabel Marin Vargas are currently the Officers/Directors and control persons of Mercalot Inc.

BACKGROUND INFORMATION ABOUT OUR OFFICERS AND DIRECTORS

Blas Mayor Reyes, age 39

Mr. Mayor Reyes has served as the Company’s President, Chief Executive Officer, Secretary, Treasurer and a Director since its incorporation on April 24, 2024.

He has got the bachelor of Business Administration in Breda University of Applied Sciences. He has been self-employed for the last 5 years.

His role in most projects was to provide advisory services, develop the company’s strategy and promote various products on the market. He has also completed QA and Test Automation courses and participated in software development projects, which has provided him with a strong technical background in understanding the processes of creating and promoting mobile applications.

37

Blas Mayor Reyes possesses qualities such as creativity, leadership skills, analytical abilities, persuasive power, inspirational capacity, team unification, sociability, stress tolerance, and responsibility. These attributes lead us to conclude that he is well-suited to manage our business.

Isabel Marin Vargas, age 62

Isabel Marin Vargas has served as Director since its incorporation on April 24, 2024.

She has extensive experience in sales and has been involved in procurement for different businesses and sales promotion in various industries. She has completed courses in marketing and sales strategies and has widely applied her knowledge in practice.

For the last 10 years, she has been working for herself, consulting clients in developing sales strategies and successfully investing in diverse public companies ..

Isabel Marin Vargas’ experience is very valuable for our company, and her dedication, creativity, communication skills and responsibility will help to run our business effectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

In the event that we register under the Securities Exchange Act of 1934 (the “Exchange Act” or “1934 Act”), Section 16(a) of that act will require our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders will be required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

38

EXECUTIVE COMPENSATION

Since inception, we have not paid any compensation to our officers or directors. The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on April 24, 2024 to June 30, 2024 (our fiscal year end) and subsequent thereto to the date of this prospectus.

SUMMARY COMPENSATION TABLE

Name						Non-Equity Incentive Plan	Change in Pension Value and Nonqualified Deferred Compen-	All Other
Principal				Stock	Option	Compen-	sation	Compen-
Position	Year	Salary	Bonus	Awards	Awards	sation	Earnings	sation	Totals

Blas Mayor Reyes, President, CEO, CFO	2024	$0	$0	$300	$0	$0	$0	$0	$300

Isabel Marin Vargas, Director	2024	$1,000	$0	$0	$0	$0	$0	$0	$1,000

OUTSTANDING EQUITY AWARDS AT JUNE 30, 2024

	Option Awards					Stock Awards
Equity
Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
								Awards:	Payout
			Equity					Number of	Value of
			Incentive			Number		Unearned	Unearned
			Plan Awards;			of	Market	Shares,	Shares,
	Number of	Number of	Number of			Shares	Value of	Units or	Units or
	Securities	Securities	Securities			or Units	Shares or	Other	Other
	Underlying	Underlying	Underlying			of Stock	Units of	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option	Option	That	Stock That	That	That
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable	Options (#)	Price	Date	Vested(#)	Vested	Vested	Vested

Blas Mayor Reyes	0	0	0	0	0	0	0	0	0

Isabel Marin Vargas	0	0	0	0	0	0	0	0	0

39

OFFICER COMPENSATION

					Change in
					Pension
					Value and
	Fees			Non-Equity	Nonqualified
	Earned			Incentive	Deferred
	Paid in	Stock	Option	Plan	Compensation	All Other
Name	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Blas Mayor Reyes	0	0	0	0	0	0	0

Isabel Marin Vargas	0	0	0	0	0	0	0

Mr. Mayor Reyes and Isabel Marin Vargas currently devote approximately thirty hours each per week to manage our affairs. They have agreed to work with no remuneration until such time as we generate profits from operations. At this time, we cannot accurately estimate when this will occur, if ever, to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

OPTION GRANTS. There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE. There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN (“LTIP”) AWARDS. There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our director in such capacity.

EMPLOYMENT AGREEMENTS

Currently we do not have any employment agreements.

40

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 3,000,000 shares of our common stock issued and outstanding as of the date of this prospectus.

Title of class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Common Stock	Blas Mayor Reyes C/ de l’Illa Formentera, 54, Quatre Carreres, 46026 Valencia, Spain	3,000,000	100%
All directors and executive officers as a group (2 persons)		3,000,000	100%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 30, 2024, we issued a total of 3,000,000 shares of restricted common stock valued at 0.0001 per share to Blas Mayor Reyes, our officer and director, for providing services such as company incorporation, preparation of S-1, preparation year end financials in consideration of $300.

Further, Isabel Marin Vargas and Blas Mayor Reyes have verbally agreed to advance funds to us for implementing our business plan. Isabel Marin Vargas and Mr. Mayor Reyes will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Isabel Marin Vargas and Mr. Mayor Reyes does not bear interest. There is no written agreement evidencing the advancement of funds by Isabel Marin Vargas and Mr. Mayor Reyes or the repayment of the funds to them. The entire transaction was oral.

41

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify directors who are made a party to any proceeding, including a law suit, because of their position, if they acted in good faith and in a manner, they reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the directors are successful on the merits in any such proceeding as to which such persons are to be indemnified, we must indemnify them against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the directors are judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be required to file all requisite reports, such as Forms 10-K, 10-Q and 8-K, and other information with the Commission. Upon our registration under the 1934 Act, we would also be required to file additional documents with the Commission such as proxy statements under Section 14 of the 1934 Act.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribe rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

FINANCIAL STATEMENTS

Our fiscal year end is June 30. We intend to provide financial statements audited by an Independent Registered Public Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period from inception to June 30, 2024 can be found on page F-1.

42

Mercalot Inc.

Audited Financial Statements

For the year ended June 30, 2024

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Owner and

Board of Directors of Mercalot, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Mercalot, Inc. (the “Company”) as of June 30, 2024, and the related statements of operations, stockholder’s deficit, and cash flows from April 24, 2024 (Inception) through June 30, 2024, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2024, and the results of its operations and its cash flows from April 24, 2024 (Inception) through June 30, 2024, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company's ability to continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, Going Concern, to the financial statements, the Company has an accumulated deficit of $2,031 as of June 30, 2024, from inception on April 24, 2024, until the date of this filing, Company had limited operating activities. These factors raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2024.

Houston, Texas

August 23, 2024

PCAOB ID: 6771

F-2

Mercalot Inc.

BALANCE SHEET

As of June 30, 2024

As of June 30, 2024
ASSETS

Current Assets
Cash and cash equivalents	$499
Total Current Assets	499
Total Intangible Assets, Net	47,000

Total Assets	$47,499

LIABILITIES AND SHAREHOLDER’S DEFICIT

Current Liabilities
Related party loan	$49,230
Total Current Liabilities	49,230

Total Liabilities	49,230

Commitments and Contingencies	–

Shareholder’s Deficit
Common stock, par value $0.0001; 75,000,000 shares authorized, 3,000,000 shares issued and outstanding	300
Accumulated deficit	(2,031)
Total Shareholder’s Deficit	(1,731)

Total Liabilities and Shareholder’s Deficit	$47,499

See accompanying notes, which are an integral part of these financial statements

F-3

Mercalot Inc.

STATEMENT OF OPERATIONS

From April 24, 2024 (Inception) through June 30, 2024

REVENUES	$–

OPERATING EXPENSES
General and Administrative Expenses	(2,031)
TOTAL OPERATING EXPENSES	(2,031)

NET LOSS FROM OPERATIONS	(2,031)

PROVISION FOR INCOME TAXES	–

NET LOSS	$(2,031)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	3,000,000

See accompanying notes, which are an integral part of these financial statements

F-4

Mercalot Inc.

STATEMENT OF SHAREHOLDER’S DEFICIT

From April 24, 2024 (Inception) through June 30, 2024

	Common Stock		Additional Paid-in	Accumulated	Total Shareholder’s Equity
	Shares	Amount	Capital	Deficit	(Deficit)

Inception, April 24, 2024	–	$–	$–	$–	$–
Shares issued prematurely for subscription agreement on April 30, 2024	3,000,000	300	–	–	300
Net loss for the period ended June 30, 2024	–	–	–	(2,031)	(2,031)

Balance, June 30, 2024	3,000,000	$300	$–	$(2,031)	$(1,731)

See accompanying notes, which are an integral part of these financial statements

F-5

Mercalot Inc.

STATEMENT OF CASH FLOWS

From April 24, 2024 (Inception) through June 30, 2024

From April 24, 2024 (Inception) through June 30, 2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,031)
Adjustments to reconcile net loss to net cash provided by operations:
CASH FLOWS FROM OPERATING ACTIVITIES	(2,031)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Mobile Application and Website	(47,000)
CASH FLOWS FROM INVESTING ACTIVITIES	(47,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Related Party Loans	49,230
Capital stock	300
CASH FLOWS FROM FINANCING ACTIVITIES	49,530

NET CHANGE IN CASH	499

Cash, end of period	$499

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$–

Income taxes paid	$–

See accompanying notes, which are an integral part of these financial statements

F-6

Mercalot Inc.

NOTES TO THE FINANCIAL STATEMENTS

From April 24, 2024 (Inception) through June 30, 2024

(Audited)

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

Mercalot Inc. (“the Company”) was incorporated on April 24, 2024 under the laws of the state of Wyoming. We are a development stage company that is providing an informational online commerce and classifieds platform, which are also known as online marketplace. We have purchased a mobile application known as “SafeDeal Connect”, which is already working and ready to use. Also, we have the website, which is a representation of our application and introduces its functions to users. Our executive and business office is located at C/ de l’Illa Formentera, 54, Quatre Carreres, 46026 Valencia, Spain, and our telephone number is +13072630861.

Note 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”), which contemplate continuation of the Company as a going concern.  The Company had no revenues from April 24, 2024 (Inception) through June 30, 2024.  The Company currently has losses and has not completed its efforts to establish a stabilized source of revenue sufficient to cover operating costs over an extended period of time. As reflected in the financial statements, the Company had an accumulated deficit of $2,031 at June 30, 2024, a net loss of $2,031 since inception to June 30, 2024. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Note 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with GAAP.

The Company’s year-end is June 30.

Development Stage Company

The Company is a development stage company as defined in ASC 915 “Development Stage Entities”. The Company is devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since Inception has been considered as part of the Company’s development stage activities.

The Company has elected to adopt application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. Upon adoption, the Company no longer presents or discloses inception-to-date information and other remaining disclosure requirements of Topic 915.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-7

Note 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Fair Value of Financial Instruments

AS topic 820 “Fair Value Measurements and Disclosures” establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to its short-term maturity.

Stock-Based Compensation

As of June 30, 2024, the Company has not issued any stock-based payments to its employees. Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. As of June 30, 2024 there were no potentially dilutive debt or equity instruments issued or outstanding.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective and thus not disclosed here, accounting pronouncements and we do not believe any of those pronouncements will have a material impact on the Company’ financial position, results of operations or cash flows.

F-8

Note 4 – INTANGIBLE ASSETS

The Company follows the provisions of ASC 985, Software, which requires that all costs relating to the purchase or internal development and production of software products to be sold, leased or otherwise marketed, be expensed in the period incurred unless the requirements for technological feasibility have been established. The Company amortizes these costs using the straight-line method over the remaining estimated economic life of the product.

As of June 30, 2024, the Company purchased mobile application and website for $47,000, which is being amortized over a five-year life. There was no accumulated amortization as of June 30, 2024.

Note 5 – RELATED PARTY TRANSACTIONS

On April 30, 2024, we issued a total of 3,000,000 shares of restricted common stock to Blas Mayor Reyes, our officer and director in consideration of $300 at $0.0001 per share in exchange for the provision of his services to the Company.

As of June 30, 2024, the Company owed $49,230 to the Company’s directors, Blas Mayor Reyes and Isabel Marin Vargas, for the Company’s working capital purposes. The amount is outstanding and payable upon request.

Note 6 – COMMON STOCK

On April 30, 2024, Company issued a total of 3,000,000 shares of restricted common stock to Blas Mayor Reyes, our officer and director, in consideration of $300 at $0.0001 per share in exchange for the provision of his services to the Company.

As of June 30, 2024, the Company had 3,000,000 shares issued and outstanding.

Note 7 – COMMITMENTS AND CONTINGENCIES

From time-to-time, the Company is subject to various litigation and other claims in the normal course of business. The Company establishes liabilities in connection with legal actions that management deems to be probable and estimable (if any). No such event or amounts have been accrued in the financial statements with respect to any litigation or other claim matters.

Note 8 – INCOME TAXES

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740 “Income Taxes” (“ASC 740”). As a result of the implementation of ASC 740, the Company recognized no increase in the liability for unrecognized tax benefits. As of June 30, 2024 the Company had net operating loss carry forwards of approximately $2,031 that may be available to reduce future years’ taxable income in varying amounts through 2044. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The valuation allowance at June 30, 2024 was approximately $427. The net change in valuation allowance through June 30, 2024 was $427. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.

F-9

Note 8 – INCOME TAXES (continued)

The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of June 30, 2024.  All tax years since inception remain open for examination by taxing authorities.

The provision for Federal income tax consists of the following:

June 30, 2024
Non-current deferred tax assets:
Net operating loss carry forward	$(427)
Valuation allowance	427
Net deferred tax assets	$–

The actual tax benefit at the expected rate of 21% differs from the expected tax benefit for the year ended June 30, 2024 as follows:

June 30, 2024
Computed “expected” tax expense (benefit)	$(427)
Change in valuation allowance	427
Actual tax expense (benefit)	$–

The related deferred tax benefit on the above unutilized tax losses has a full valuation allowance not recognized against it as there is no certainty of its realization. Management has evaluated tax positions in accordance with ASC 740 and has not identified any significant tax positions, other than those disclosed.

Note 9 – SUBSEQUENT EVENTS

In accordance with ASC 855, “Subsequent Events”, the Company has analyzed its operations subsequent to June 30, 2024, to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-10

DEALER PROSPECTUS DELIVERY OBLIGATION

“UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.”

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Expenses incurred or (expected) relating to this prospectus and distribution are as follows:

SEC Fee	$18
Legal and Professional Fees	1,892
Accounting and auditing	5,000
Transfer Agent fees	–
EDGARization	1,000
TOTAL	$7,910

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner, he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Wyoming.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On June 30, 2024 the Company issued a total of 3,000,000 shares of common stock at a price of $0.0001 per share for providing services such as company incorporation, preparation of S-1, preparation year end financials for a consideration of $300 to Mr. Mayor Reyes, CEO of Mercalot Inc.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to a promoter of the company, bear a restrictive legend and were issued to a non-US resident.

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ITEM 16. EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit
Number	Description
3.1	Articles of Incorporation
3.2	Bylaws
5.1	Opinion re: Legality
10.1	Consulting Agreement
10.2	Mobile Application and Website Purchase Agreement
10.4	Subscription Agreement
23.1	Consent of Independent Auditor
107	Filing Fee Table

ITEM 17. UNDERTAKINGS.

a. The undersigned registrant hereby undertakes:

1.  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in Volume of securities offered (if the total dollar value of   securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

3. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is relying on Rule 430B (230.430B of this chapter):

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A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

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In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

4. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities(other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 27, 2024.

Mercalot Inc., Registrant

By:	/s/ Blas Mayor Reyes
Blas Mayor Reyes, President, Secretary,
Treasurer, Principal Executive Officer,
Principal Financial Officer and
Principal Accounting Officer and
Director

By:	/s/ Isabel Marin Vargas
Isabel Marin Vargas, Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: August 27, 2024	By:	/s/ Blas Mayor Reyes
Blas Mayor Reyes, President, Secretary,
Treasurer, Principal Executive Officer,
Principal Financial Officer and
Principal Accounting Officer and
Director

	By:	/s/ Isabel Marin Vargas
Isabel Marin Vargas, Director

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